EXHIBIT A
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                                   FORM 10f-3


                               THE OBERWEIS FUNDS
                                  (the "Fund")

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures
             ------------------------------------------------------


Portfolio: Oberweis Emerging Growth Portfolio
           ---------------------------------------------------------------------

Issuer: Suprema Specialties, Inc.
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Date offering commenced: 8/25/00
                         -------------------------------------------------------

Aggregate number and value of securities offered through underwriting or selling syndicate:

1,200,000 shares     $9,600,000 / $11,040,000
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Offering price at close of first day on which any sales were made:
                                                                   -------------

Underwriting syndicate's members: see attached
                                  ----------------------------------------------

Date of purchase: 8/25/00
                  --------------------------------------------------------------

Number and value of securities purchased (specific as to each series if applicable):

30,000 shares     $240,000
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Purchase price (net of fees and expenses): 8
                                           -------------------------------------

Maturity date and interest rate (if applicable): N/A
                                                 -------------------------------

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Underwriter from whom purchased: Hobbs Melville Securities Corp.
                                 -----------------------------------------------

Commission, spread or profit: 8%
                              --------------------------------------------------

Comparative information regarding commission, spread or profit for similar underwritings during the same period:

Issuer               Price Per Share  Underwriting Discount      Gross Spread
------               ---------------  ---------------------      ------------
Talarian                   $16.00            $1.12                    7%
Decode Genetics            $18.00            $1.26                    7%
Microtune, Inc.            $16.00            $1.12                    7%

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Conditions
----------
                                                                   Yes       No
                                                                   ---       --
(1)      The securities are either (i) part of an issue
         registered under the Securities Act of 1933 that is
         being offered to the public or (ii) Eligible
         Municipal Securities, (iii) securities sold in an
         Eligible Foreign Offering or (iv) securities sold in
         an Eligible Rule 144A Offering.                            X       ___
                                                                    -

(2)      The purchase price paid did not exceed the price paid
         by each other purchaser of securities in that
         offering or in any concurrent offering of the
         securities at the close of the first day on which any
         sales are made (except, in the case of an Eligible
         Foreign Offering, for any rights to purchase that are
         required by law to be granted to existing security
         holders of the issuer), or, if a rights offering, the
         securities were purchased on or before the fourth day
         preceding the day on which the offering terminated.        X       ___
                                                                    -

(3)      In respect of securities other than Eligible
         Municipal Securities, the issuer of the securities
         has been in continuous operation for not less than
         three years, including the operations of any
         predecessors.                                              X       ___
                                                                    -

(4)      The underwriting was a firm commitment underwriting.       X       ___
                                                                    -

(5)      The commission, spread or profit was reasonable and
         fair in relation to that being received by others for
         underwriting similar securities during the same
         period.                                                    X       ___
                                                                    -

(6)      The amount of such securities purchased by all of the
         investment companies managed by the Adviser did not
         exceed 25% of the principal amount of an offering
         other than an Eligible Rule 144A Offering, or, in an
         Eligible Rule 144A Offering, 25% of the total of (1)
         the principal amount of the offering sold by
         underwriters or members of the selling syndicate to
         QIBs, plus (2) the principal amount in any concurrent
         public offering.                                           X       ___
                                                                    -

(7)      The Adviser was not a direct or indirect participant
         in the sale.                                               X       ___
                                                                    -

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

Hobbs Melville Securities Corp.
Auerbach, Pollak & Richardson, Inc.
Girard Securities, Inc.
Mercer Partners, Inc.
Oberweis.net, Inc.
Paulson Investment Company, Inc.
Westminster Securities Corp.
Westport Resources Investment Services, Inc.



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